UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 22, 2007 (May 21, 2007)

Psychiatric Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20488	23-2491707
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067
(Address of Principal Executive Offices)
(615) 312-5700
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     As part of its previously announced cash tender offer and consent solicitation, on May 21, 2007, Psychiatric Solutions, Inc. (the “Company”) entered into the Thirty-Fifth Supplemental Indenture among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Supplemental Indenture”), to the Indenture, dated as of June 30, 2003 (the “Indenture”). The Supplemental Indenture eliminates substantially all of the restrictive covenants and certain events of default provisions and reduces the required notice period contained in the optional redemption provisions of the Indenture. A copy of the Supplemental Indenture is attached to this Current Report on Form 8-K as Exhibit 4 and incorporated herein by reference. The foregoing summary description of the Supplemental Indenture is not intended to be complete and is qualified in its entirety by the complete text of the Supplemental Indenture.
Item 8.01. Other Events.
     On May 22, 2007, the Company issued a press release announcing that it has priced and received the requisite consents for its cash tender offer to purchase its outstanding 10 5/8% Senior Subordinated Notes due 2013. A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

4	Thirty-Fifth Supplemental Indenture, dated as of May 21, 2007, by and among Psychiatric Solutions, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee.

99	Press Release of Psychiatric Solutions, Inc., dated May 22, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.
Date: May 22, 2007	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
4	Thirty-Fifth Supplemental Indenture, dated as of May 21, 2007, by and among Psychiatric Solutions, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee.

99	Press Release of Psychiatric Solutions, Inc., dated May 22, 2007

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